EXHIBIT 16.1

                      LETTER FROM BECKSTEAD AND WATTS, LLP






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BECKSTEAD AND WATTS, LLP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS
                                                           3340 Wynn Rd., Ste. B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                                702.362.0540 fax






October 30, 2003


Mr. Garrett Krause
President
Wilmington Rexford, Inc.
Las Vegas, Nevada

Dear Mr. Krause,

This is to confirm that the client-auditor relationship between Wilmington Rexford, Inc. and subsidiaries (Commission File Number 0-28879) and Beckstead and Watts, LLP has ceased.

Sincerely,

/s/ G. BRAD BECKSTEAD

G. Brad Beckstead, CPA
Managing Partner

cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, N.W.
         Washington, D.C. 20549